Fund Name:
Period Ending:                                12/31/94   12/31/94

                                               MAX OFF        NAV
           1 Yr T.Return:                       -6.58%     -2.41%
           5 Yr T.Return:                       61.27%     68.47%
          10 Yr T.Return:                           NA         NA
          From Inception:                       85.09%     93.24%
          Inception Date:                     05/04/87   05/04/87


SEC STANDARD TOTAL RETURN


                                             AS OF:   12/31/94


                                             MAX OFFER        NAV

ONE YEAR                                        -6.58%     -2.41%

P=                                             1000.00    1000.00
T=                                             -0.0658    -0.0241
n=                                                   1          1
ERV=                                            934.20     975.90

FIVE YEAR                                       10.03%     11.00%

P=                                             1000.00    1000.00
T=                                              0.1003     0.1100
n=                                                   5          5
ERV=                                           1612.71    1685.06

TEN YEAR                                         0.00%      0.00%

P=                                             1000.00    1000.00
T=                                              0.0000     0.0000
n=                                                  10         10
ERV=                                           1000.00    1000.00

FROM INCEPTION                     05/04/87      8.36%      8.97%

P=                                             1000.00    1000.00
T=                                              0.0836     0.0897
n=                                              7.6685     7.6685
ERV=                                           1850.94    1932.36

AGGREGATE TOTAL RETURN


1 YEAR                                          -6.58%     -2.41%
5 YEAR                                          61.27%     68.47%
10 YEAR                                             NA         NA
FROM INCEPTION                                  85.09%     93.24%

30-DAY SEC YIELD                                           10.15%
30-DAY SEC YIELD W/O                                           NA
WAIVER
FISCAL YEAR-END                                             9.52%
DISTRIBUTION RATE (ON MAX
OFFERING)
FISCAL YEAR-END                                             9.93%
DISTRIBUTION RATE (ON
NAV)

    FUND #

    For the year ended 12/31/94

    SEC - YIELD CALCULATION



    a = interest/dividends earned                     751,960

    b = expenses accrued                               58,736

    c = avg # of shares o/s                        10,026,685

    d = maximum offering price                          8.344




                                a - b                            6
        SEC Yield= 2[(---------------------------------- + 1)      -1]
                                 cd


                                 751,960  -       58,736          6
                 = 2[(----------------------------------- + 1)      -1]
                              10,026,685  *        8.344


                                 693,224                6
                 = 2[(------------------------- + 1)      -1]
                              83,662,660


                                            6
                 = 2[(  1.00828594265330   ) -1]


                  = 2(  1.05075695727946  - 1)


                  =         0.1015139146


                  =                10.15%